Exhibit 5.1

Our ref	DLK/302152-000035/19347491v3

Baidu, Inc.

Baidu Campus

No.10 Shangdi 10th Street

Haidian District

Beijing 100085

People’s Republic of China

9 March 2021

Baidu, Inc.

We have acted as Cayman Islands legal advisers to Baidu, Inc. (the “Company”) in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the “Registration Statement”) and the preliminary prospectus supplement dated 9 March 2021 (the “Prospectus Supplement”), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended to date, relating to the offering by the Company of certain Class A ordinary shares of par value US$0.000000625 each of the Company (the “Shares”).

We are furnishing this opinion as Exhibits 5.1, 8.1 and 23.1 to the Registration Statement.

1	Documents Reviewed

For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents:

1.1	The certificate of incorporation of the Company dated 18 January 2000 and the certificate of incorporation on change of name of the Company dated 2 January 2009.

1.2	The third amended and restated memorandum and articles of association of the Company as adopted on 16 December 2008 (the “Memorandum and Articles”).

1.3

The minutes (the “Minutes”) of the meeting of the board of directors of the Company held on 28 December 2020 (the “Meeting”) and the written resolutions of the IPO Committee (as defined in the Minutes) dated 8 March 2021 (the “Resolutions”).

1.4	A certificate from a director of the Company, a copy of which is attached hereto (the “Director’s Certificate”).

1.5	A certificate of good standing dated 3 March 2021, issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”).

1.6	The Registration Statement.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy, as of the date of this opinion letter, of the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	All signatures, initials and seals are genuine.

2.3	There is nothing contained in the minute book or corporate records of the Company (which we have not inspected) which would or might affect the opinions set out below.

2.4	There is nothing under any law (other than the law of the Cayman Islands), which would or might affect the opinions set out below.

3	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.

3.2

The authorised share capital of the Company is US$43,520 divided into 66,000,000,000 Class A Ordinary Shares of a par value of US$0.000000625 each, 2,832,000,000 Class B Ordinary Shares of a par value of US$0.000000625 each and 800,000,000 Preferred Shares of a par value of US$0.000000625 each.

3.3

The allotment and issue of the Shares have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement, the Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman law, a share is only issued when it has been entered in the register of members (shareholders).

3.4

The statements under the caption “Taxation” in the Prospectus Supplement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4	Qualifications

In this opinion the phrase “non-assessable” means, with respect to shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder and in absence of a contractual arrangement to the contrary, be liable for additional assessments or calls on the shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement and the Prospectus Supplement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP

Director’s Certificate

9 March 2021

To:	Maples and Calder (Hong Kong) LLP

26th Floor, Central Plaza

18 Harbour Road

Wanchai, Hong Kong

Baidu, Inc. (the “Company”)

I, the undersigned, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1	The Memorandum and Articles remain in full and effect and are unamended.

2

The Minutes are a true and correct record of the proceedings of the Meetings, which were duly convened and held, and at which a quorum was present throughout, in each case, in the manner prescribed in the Memorandum and Articles. The resolutions set out in Minutes and the Resolutions were duly passed in the manner prescribed in the Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and have not been amended, varied or revoked in any respect.

3

The authorised share capital of the Company is US$43,520 divided into 66,000,000,000 Class A Ordinary Shares of a par value of US$0.000000625 each, 2,832,000,000 Class B Ordinary Shares of a par value of US$0.000000625 each and 800,000,000 Preferred Shares of a par value of US$0.000000625 each.

4

The shareholders of the Company have not restricted or limited the powers of the directors in any way and there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Shares or otherwise performing its obligations under the Registration Statement.

5	The directors of the Company at the date of each Meeting and as at the date of this certificate were and are as follows:

Yanhong (Robin) Li

James Ding

Brent Callinicos

Yuanqing Yang

Jixun Foo

6

Each director considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted bona fide in the best interests of the Company, and for a proper purpose of the Company in relation to the transactions which are the subject of the Opinion.

7

To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction that would have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company, except as disclosed in the Registration Statement and Prospectus Supplement. Nor have the directors or shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

Signature:	/s/ Yanhong (Robin) Li
Name:	Yanhong (Robin) Li
Title:	Director

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